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                                                               Exhibit 99.1(b) 5


UNAUDITED CONSOLIDATED BALANCE SHEETS
NATIONAL DATA CORPORATION AND SUBSIDIARIES

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(In thousands, except share and per share data)
-----------------------------------------------------------------------------------------------------------------------
                                                                                         February 28,          May 31,
                                                                                             2001               2000
                                                                                         ------------         ---------
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ASSETS
Current assets:
  Cash and cash equivalents                                                               $ 26,051             $  1,789

  Accounts receivable                                                                       65,138               73,025
  Allowance for doubtful accounts                                                           (6,908)              (7,316)
                                                                                          --------             --------
     Accounts receivable, net                                                               58,230               65,709
                                                                                          --------             --------
  Income tax receivable                                                                     21,744                1,962
  Deferred income taxes                                                                          -               20,097
  Prepaid expenses and other current assets                                                 19,895               13,857
                                                                                          --------             --------
      Total current assets                                                                 125,920              103,414
                                                                                          --------             --------
Property and equipment, net                                                                 80,313               69,265
Intangible assets, net                                                                     226,480              214,800
Deferred income taxes                                                                       16,327               32,247
Investments                                                                                 36,449                5,948
Other                                                                                        7,740                4,346
Net assets of discontinued operations                                                            -              220,312
                                                                                          --------             --------
Total Assets                                                                              $493,229             $650,332
                                                                                          ========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
 liabilities:
  Line of credit                                                                          $      -             $ 68,500
  Current portion of long-term debt                                                            168                  159
  Obligations under capital leases                                                           4,118                5,803
  Accounts payable and accrued liabilities                                                  53,673               55,082
  Accrued spinoff related liabilities                                                        6,484                    -
  Deferred income taxes                                                                        464                    -
  Deferred income                                                                           20,208               23,319
                                                                                          --------             --------
      Total current liabilities                                                             85,115              152,863
                                                                                          --------             --------
Long-term debt                                                                             152,384              152,495
Obligations under capital leases                                                             1,450                1,793
                                                                                          --------             --------
Other long-term liabilities                                                                 15,395               13,045
                                                                                          --------             --------
      Total liabilities                                                                    254,344              320,196
                                                                                          --------             --------

Commitments and contingencies

Minority interest in equity of subsidiaries                                                 12,830                    -

Shareholders' equity:
  Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued           -                    -
  Common stock, par value $.125 per share; 200,000,000 shares authorized; 33,827,690
     and 33,953,008 shares issued, respectively                                              4,228                4,244
  Capital in excess of par value                                                           208,589              349,387
  Treasury stock, at cost, 868,426 and 1,211,880 shares, respectively                      (22,903)             (31,960)
  Retained earnings                                                                         44,546               20,763
  Deferred compensation                                                                     (2,626)              (7,332)
  Unrealized holding loss                                                                   (4,137)              (1,727)
  Cumulative translation adjustment                                                         (1,642)              (3,239)
      Total shareholders' equity                                                           226,055              330,136
                                                                                          --------             --------
Total Liabilities and Shareholders' Equity                                                $493,229             $650,332
                                                                                          ========             ========
                                                                                        Press Release Attachment Page 5
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